EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated as of the 6th day of June, 2001, is between Emerging Vision, Inc., a New York corporation having an office at 1500 Hempstead Turnpike, East Meadow, New York 11554 (the "Company"), and Robert Hillman, an individual having an office c/o Harvey Herman, 840 Broadway, New York, New York 10003 (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company desires to obtain the services of the Employee, on its own behalf and on behalf of all existing and future affiliated entities (defined as any corporation or other business entity or entities that, directly or indirectly, controls, is controlled by, or is under common control with the Company), and the Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.       Term of Employment.
         ------------------

     The Company hereby employs the Employee to render services to the Company in the position and with the duties and responsibilities described in Section 2 hereof, commencing on the 2nd day of July, 2001 (the "Effective Date") and continuing thereafter until June 30, 2004, unless earlier terminated in accordance with the provisions of Section 4 hereof. For purposes of this Agreement, the "Term of Employment" shall be the three (3) year period commencing on the Effective Date, subject to earlier termination pursuant to the provisions hereof.

2.       Position, Duties, Responsibilities.
         ----------------------------------

     a. Position. The Employee hereby accepts such employment and agrees to serve as the President and Chief Executive Officer of the Company and each of its subsidiaries, or in such other position(s) as the Board of Directors (the "Board") of the Company, at any time, may designate; provided, however, that the duties associated with such other position(s) shall be substantially the same as those duties contemplated to be rendered pursuant to this Agreement. The Employee shall devote his best efforts and his full business time and attention to the performance of the services customarily incidental to such office and to such other services as may be reasonably requested by the Board. The Company (acting through its Board) shall retain full direction and control over the means and methods by which the Employee shall perform the above services and of the place(s) at which such services are to be rendered; provided, however, that it is expressly understood and agreed that the Employee shall not be required to (but may, at his option) relocate his personal residence outside of the New York metropolitan area.

     b. Other Activities. Except upon the prior written consent of the Board, the Employee, during the Term of Employment, will not: (i) accept any other employment; (ii) serve on the board of directors of any other corporation (except that he may serve, in any capacity, with any civic, professional, educational or charitable organization or governmental entity or trade association); or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is, or may be, competitive with, or that might reasonably place him in a competing position to that of, the Company or any of its affiliated entities.

3.       Salary, Benefits, Expenses.
         --------------------------

     a. Salary. In consideration of the services to be rendered hereunder, the Employee, during the Term of Employment, shall be paid a salary computed at the rate of Two Hundred Fifty Thousand ($250,000) Dollars (U.S.) per annum, payable in substantially equal semi-monthly installments.

     b. Benefits and Other Arrangements. In addition to the salary set forth in Subsection 3(a) hereof, the Employee shall be entitled to participate in any plan, arrangement or policy of the Company providing for medical benefits and sick leave on substantially the same terms as are generally made available to the other executives of the Company.

     c. Vacation. The Employee shall be entitled to a three (3) week, paid vacation during each year of the Term of Employment, such vacation to: (i) accrue at the rate of 1.25 days per month during each year the Term of Employment; and (ii) be subject to the Company's general policies, as the same may be amended from time to time; provided, however, that if the Employee, due to his work load, is restricted from taking said vacation (or any portion thereof) during any year of the Term of Employment, said unused vacation days shall carry over to the ensuing year. With respect to the foregoing, it is understood and agreed that in the event the employment of the Employee shall cease at a time when the Employee has earned, but has not used, vacation days, compensation, in an amount equal to the vacation pay to which the Employee shall be entitled hereunder, shall be paid, by the Company to the Employee (based upon the salary then payable to the Employee pursuant to Subsection 3(a) hereof), within ten (10) business days thereafter.

     d. Expenses. The Employee shall be entitled to reimbursement for all ordinary and necessary business expenses incurred in the performance of his duties hereunder (including, but not limited to, all expenses associated with the Employee's use of a cellular telephone), subject to the Company's receipt of reasonable substantiation and/or reasonable documentation thereof.

     e. Automobile Allowance. In addition to the salary set forth in Subsection 3(a) hereof, the Company, during the Term of Employment, shall provide the Employee with the use of an automobile and shall pay the cost of the rental (leasing) thereof, not to exceed $400 (U.S.) per month, together with the cost of all required insurance thereon (but not the costs associated with the operation, maintenance and/or repair of the same, which shall be the Employee's sole responsibility).

     f. Use of Corporate Apartment. The Employee, as soon as is reasonably practicable after the commencement of, and thereafter during the continuance of, the Term of Employment, shall be entitled to the exclusive use of a two bedroom apartment to be leased to, and furnished by, the Company, which apartment shall be located in the area of Bayside, New York and shall be subject to the mutual agreement of the Company and the Employee, it being specifically understood that the Employee shall be responsible for the cost of all utility services furnished to said apartment and the cost of maintaining the required insurance thereon.

         g.   Option Grant:
              ------------

     (i) Base Options. In addition to the salary set forth in Subsection 3(a) hereof, and in partial consideration for the Employee's execution and delivery of this Agreement, the Company, subject to the provisions of this Subsection 3(g)(i), shall grant to the Employee stock options (the "Base Options") under its 1995 Stock Incentive Plan (as amended, the "Plan"), to purchase up to an aggregate of two hundred fifty thousand (250,000) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at a price per share equal to the composite closing price of the Company's Common Stock, as reported on NASDAQ, on July 2, 2001 (the "Closing Price"). Provided that the Employee is then still being employed by the Company, one-third (33 1/3%) of said Base Options shall vest as of the expiration of the initial twelve (12) months of the Term of Employment, an additional one-third (33 1/3%) shall vest as of the expiration of the second twelve (12) months of the Term of Employment, and the balance shall vest as of the expiration of the third twelve (12) months of the Term of Employment; provided, however, that in the event the Company shall terminate the employment of the Employee hereunder pursuant to, and in accordance with, the provisions of Subsection 4(c) hereof, only, then, and in such event, fifty (50%) percent of any Base Options not then vested shall automatically vest, all in accordance with the terms set forth in the form of Stock Option Agreement annexed hereto as Exhibit A (the "Base Stock Option Agreement") to be executed and delivered by the Employee and the Company.

     (ii) Incentive Options. In addition to the Base Options to be granted to the Employee pursuant to clause (i) of this Subsection 3(g), the Company, subject to the provisions of this Subsection 3(g)(ii), shall grant to the Employee additional options under the Plan (the "Incentive Stock Options") to purchase up to an additional two hundred fifty thousand (250,000) shares of Common Stock at a price per share equal to the Closing Price. Provided that the Employee is then still being employed by the Company, all of said options shall vest on July 1, 2010; provided, however, that one-third (33-1/3%) of said Incentive Stock Options shall sooner vest as of August 31st of any year following the expiration of a fiscal year ending June 30th (a "Fiscal Year") in which the Company has achieved Net Income (as said term is hereinafter defined), for such Fiscal Year, of at least Two Million ($2,000,000) Dollars; an additional one-third (33-1/3%) of said Incentive Stock Options shall sooner vest as of August 31st of any year following the expiration of a Fiscal Year in which the Company has achieved Net Income, for such Fiscal Year, of at least Three Million ($3,000,000) Dollars; and the remaining one-third of said Incentive Stock Options shall sooner vest as of August 31st of any year following the expiration of a Fiscal Year in which the Company has achieved Net Income, for such Fiscal Year, of at least Four Million ($4,000,000) Dollars, all in accordance with the form of Stock Option Agreement annexed hereto as Exhibit B (the "Incentive Stock Option Agreement") to be executed and delivered by the Employee and the Company.

     For purposes of this clause (ii), as well as the provisions of Subsection 3(h) hereof, it is understood that the term, Net Income, as used herein, shall mean, with respect to any Fiscal Year, the consolidated net pre-tax income of the Company and its subsidiaries, before depreciation, determined in accordance with GAAP, consistently applied, it being specifically understood that in computing Net Income, there shall be excluded: (i) reversals of reserves (income) established in connection with the Company's discontinued operations;
(ii) reversals of reserves (income) established in connection with allowances for doubtful accounts; (iii) non-cash charges related to the Company's issuance of equity securities (i.e. warrants and options); (iv) non-cash gains (income) from sales of Company assets; and (v) legal fees and underwriting commissions, only, incurred by the Company in connection with an equity financing of the Company's securities.

     h. Annual Bonus: In addition to the salary to become payable to the Employee pursuant to Subsection 3(a) hereof, the Company shall pay to the Employee, on August 31st of each year following the expiration of a Fiscal Year (included within the Term of Employment hereunder) during which the Company has achieved, during such Fiscal Year, Net Income (as said term is hereinabove defined) of not less then $2 million (the "Base Net Income Target), an annual bonus equal to ten (10%) percent of the amount by which the Company's Net
Income, for such Fiscal Year, exceeded the Base Net Income Target for such Fiscal Year; provided, however, that it is understood and agreed that in the event the Company shall be required to pay to the Employee, as aforesaid, an annual bonus for any such Fiscal Year included within the Term of Employment hereunder, then, for purposes of computing the annual bonus, if any, payable for the ensuing Fiscal Year, the Base Net Income Target shall be increased to the actual Net Income achieved, by the Company, during the Fiscal Year for which such bonus was payable.

4.       Termination.
         -----------

     a. The employment of the Employee hereunder may be terminated by the Company on not less than thirty (30) days' prior written notice to the Employee in the event that the Employee is determined to be permanently disabled. As used in this Section, the Employee shall be deemed to be "permanently disabled" if the Employee has been substantially unable to discharge his duties and obligations hereunder, by reason of illness, accident or disability, for a period of ninety (90) or more days in any calendar year, at least thirty (30) of which shall be consecutive. In the event the employment of the Employee is terminated because of a permanent disability, the Employee shall receive (net of all benefits available to the Employee under any policy of disability insurance provided to the Employee) compensation until the earlier of the date which is three (3) months after the date on which the Employee first became disabled and the date on which the Term of Employment shall expire pursuant to Section 1 hereof, payable at the rate and on the terms provided for herein as if he had not been terminated.

     b. The employment of the Employee hereunder may be terminated by the Company for cause, at any time during the Term of Employment, upon the Employee's receipt of written notice from the Company documenting that: (i) the Employee has been convicted of , or pleads no lo contendre to, a felony or other serious crime or a crime involving moral turpitude; or (ii) in the opinion of a majority of the members of the Company's Board (other than the Employee, if he shall then be a member of said Board), the Employee shall have: (x) intentionally and/or wilfully refused or failed to perform, or demonstrated gross negligence in the performance of his assigned duties hereunder, other than any such failure resulting from the Employee's incapacity due to illness or injury; or (y) committed an intentional, wrongful disclosure of any of the Company's trade secrets and/or confidential information.

     With respect to the foregoing, it is expressly understood that no act or failure to act on the part of the Employee shall give rise to the Company's right to terminate this Agreement (pursuant to this Subsection 4(b)), if such act or failure to act was due primarily to an error in judgment and/or negligence (but not gross negligence) on the part of the Employee.

     c. The employment of the Employee hereunder may be terminated by the Company, without cause and for any reason whatsoever, on not less than thirty
(30) days' prior written notice to the Employee.

     d. The employment of the Employee hereunder shall automatically be deemed terminated on the date of the Employee's death.

     e. If the Employee's employment is terminated pursuant to: (i) Subsections 4(b) or (d) above, the Employee shall be entitled to, and the Company's obligation shall be limited to, all compensation accrued under each of the provisions of Section 3 hereof to the date of such termination; (ii) Subsection 4(a) hereof, the Employee shall be entitled to, and the Company's obligation hereunder shall be limited to, all compensation accrued under each of the provisions of Section 3 hereof, to the date specified therein; and (iii)
Subsection 3(c) hereof, the Employee shall be entitled to, and the Company's obligations hereunder shall be limited to: (x) the immediate vesting of fifty (50%) percent of all Base Options not then vested; and (y) all compensation accrued under each of the provisions of Section 3 hereof to the date of such termination, plus an amount equal to the salary otherwise payable to the Employee pursuant to the provisions of Subsection 3(a) hereof for the ensuing one (1) year period, or such lesser period of time as may then be remaining on the Term of Employment.

5.       Confidentiality.
         ---------------

     a. The Employee shall not, during the Term of Employment or at any time thereafter, use (other than in the performance of his duties to the Company) or disclose to any person, firm or corporation (except as required by law or with the prior written approval of the Company) any confidential information concerning the business, inventions, discoveries, clients, affairs or other trade secrets of the Company that he may have acquired in the course of, or as an incident to, his employment by the Company.

     b. The obligations of confidentiality and non-use set forth in Subsection 5(a) above shall not apply to information: (i) which is or becomes published in any written document or otherwise is or becomes a part of the public domain without breach of the aforementioned obligation by the Employee; or (ii) which the Employee can establish was already in his possession and not subject to a secrecy obligation at the time he encountered such information in the course of, or as an incident to, his employment by the Company. Specific information shall not be deemed published or otherwise in the public domain, or in the Employee's prior possession, merely because it is encompassed by some general information published, or in the public domain, or in the Employee's prior possession.

     c. As a material inducement to the Company in entering into this Agreement, and expressly in partial exchange for the performance of the Company's obligations under this Agreement, the Employee hereby covenants and agrees that, during the Term of Employment and for a period of twelve (12) months thereafter, he will not, either on his own account, or directly or indirectly in conjunction with or on behalf of any person, firm or entity (other than by reason of the Employee's equity ownership in any publicly traded firm or corporation, provided that such equity ownership shall not confer upon the Employee the right or ability to influence or direct, directly or indirectly, the management of the business and/or affairs of any such firm or corporation):

     (i) Solicit or employ, or attempt to solicit or employ, any person who is then or has, within the six (6) month period prior thereto, been an officer, director or employee of the Company or any of its affiliates, whether or not such a person would commit a breach of his or her contract of employment, if any, by reason of leaving the service of the Company or any of its subsidiaries;

     (ii) Solicit the business of any person, firm or company which is then, or has been, at any time during the preceding six (6) month period prior to such solicitation, a customer, client, contractor, supplier or agent of the Company or any of its subsidiaries; or

     (iii) Provided the employment of the Employee has been terminated for cause pursuant to Subsection 4(b) hereof, carry on or be engaged, concerned or interested in, or devote any material time to the affairs of, any trade or business then engaged by the Company and/or any of its subsidiaries as of the effective date of the termination of such employment.

6.       Notices.
         -------

     Any notice, request, claim, demand or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

     (i) If to the Company, addressed to its principal executive offices, to the attention of its General Counsel, with a copy to be simultaneously delivered to its Chief Financial Officer; or

     (ii) If to the Employee, to him at the address of the Company set forth above; or

     (iii) At any such other address as either party shall have specified by written notice given to the other as herein provided.

7.       Entire Agreement.
         ----------------

     The terms of this Agreement are intended by the parties, as of the date hereof, to be the final expression of their agreement with respect to the employment of the Employee by the Company, and may not be contradicted by evidence of any prior or contemporaneous agreement.

8.       Amendments; Waivers.
         -------------------

     This Agreement may not be modified, amended or terminated except by an instrument, in writing, signed by the Employee and by the Company's General Counsel and Chief Financial Officer. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided for herein, or by law, or in equity.

9.       Severability; Enforcement.
         -------------------------

     If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances, shall remain in full force and effect.

10.      Assignability.
         -------------

     a. In the event that the Company shall merge or consolidate with any other corporation, partnership or business entity, or all or substantially all of the Company's business or assets shall be transferred, in any manner, to any other corporation, partnership or business entity, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the Company hereunder.

     b. This Agreement is personal in nature, and none of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any of its or his rights or obligations hereunder, except by operation of law or pursuant to the terms of this Section 10.

     c. Nothing expressed or implied herein is intended or shall be construed to confer upon, or give to any person, other than the parties hereto (and, with respect to the Employee, his heirs, executors, administrators and/or trustees) any right, remedy or claim under, or by reason of, this Agreement, or of any term, covenant or condition hereof.

11.      Restrictive Covenant.
         --------------------

     To the extent that a restrictive covenant contained herein may, at any time, be more restrictive than permitted under the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restrictive covenant shall be those allowed by law, and the covenant shall be deemed to have been revised accordingly.

12.      Governing Law.
         -------------

     The validity, interpretation, enforceability and performance of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

13.      Employee's Representation and Acknowledgment.
         --------------------------------------------

     This Employee hereby represents that he is free to enter into this Agreement and is not under any contractual restraint which would prohibit him from satisfactorily performing his duties to the Company hereunder. The Employee also acknowledges: (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company; (ii) that he has read and understands this Agreement, is fully aware of its legal effects and has entered into it freely, based upon his own judgment; and (iii) that he has obtained the written consent of his present employer to the Company entering into this Agreement.

14.      Arbitration.
         -----------

     Any controversy between the Employee and the Company, or any employee, director or stockholder of the Company, involving the construction or application of any of the terms, provisions or conditions of this Agreement or otherwise arising out of, or related to, this Agreement, shall be settled by arbitration (to be conducted in either the Nassau County or New York City office of the American Arbitration Association) in accordance with the then current commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

15.      Effectiveness.
         -------------

     It is expressly understood that the effectiveness of this Agreement shall be expressly subject to, and contingent upon, the Company's receipt of the approval of the terms hereof by the members of the Company's Board of Directors.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                    EMERGING VISION, INC.


                                    By:     /s/ George D. Papadopoulos
                                            ---------------------------
                                            George D. Papadopoulos
                                            Senior Vice President and
                                            Chief Financial Officer

                                    EMPLOYEE:

                                            /s/ Robert Hillman
                                            ---------------------------
                                            Robert Hillman

                                   EXHIBIT A


                      NON-QUALIFIED STOCK OPTION AGREEMENT


                              Emerging Vision, Inc.
                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                                                            Dated  As  Of:
                                                                    July 2, 2001
Mr. Robert Hillman
c/o  Emerging Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York  11554

Dear Mr. Hillman:

     This Agreement confirms Emerging Vision, Inc.'s (the "Company") grant of a Non-Qualified Stock Option to you, effective as of July 2, 2001, under the Emerging Vision, Inc. 1995 Stock Incentive Plan (the "Plan"), upon the following terms and conditions:

     1. Grant of Option. Pursuant to the action of the Company's Compensation Committee, the Company hereby grants to you a Non-Qualified Stock Option (hereinafter referred to as the "Option") to purchase, subject to the terms and conditions hereinafter set forth, up to two hundred fifty thousand (250,000) shares of the Common Stock, par value $.01 per share (the "Common Stock") of the Company (the "Common Shares"), at a per share purchase price equal to the composite closing price of such Common Stock, as reported on Nasdaq, on the date hereof (the "Purchase Price"). The number of shares under the Option and the Purchase Price thereof shall be adjusted by the Committee, and you shall be entitled to such adjustment, upon the occurrence of any event described in
Section 2.4 of the Plan. An equitable adjustment shall be determined by the Committee in good faith.

     2. Times of Exercise and Term of the Option. Subject to the provisions of Paragraph 3 hereof, the Option shall be exercisable for one-third (33 1/3%) of the Common Shares which are subject to the Option, commencing on July 1, 2002 (the "First Exercise Date"); for an additional one-third (33 1/3%) of the Common Shares which are subject to the Option, commencing on July 1, 2003; and for the balance of the Common Shares which are subject to the Option, commencing on July 1, 2004; provided, however, that: (i) all Common Shares with respect to which the Option is not then exercisable shall become fully exercisable upon the occurrence of either of the following events: (x) Disability (as defined in the Plan); or (y) if you die while you are still employed by the Company; and (iii) in the event the Company shall terminate your employment pursuant to, and in accordance with, the provisions of Subsection 4(c) of that certain Employment Agreement, dated June 6, 2001, between you and the Company, (the "Employment Agreement") then, and in such event, fifty (50%) percent of any Options not vested, as of the date of any such termination, shall automatically vest (subject, however, to the provisions of Paragraph 3 hereof).

     If fewer than the number of Common Shares then available for purchase pursuant to the Option are purchased at any time under this Agreement, you may purchase the remaining Common Shares at any subsequent time during the term of the Option. The Option is for a term of ten (10) years and shall expire, in its entirety, on July 1, 2011 (the "Option Expiration Date"), subject to earlier termination as hereinafter provided. The Option may not be exercised for fractional shares.

     Notation of any partial exercise will be made by the Company on Schedule 1 annexed hereto.

     3. Vesting. If your employment with the Company is terminated for Cause (as hereinafter defined), the Option shall expire as to all then unexercised Common Shares from and after the date of such termination. Upon termination of your employment by the Company other than for Cause, you will be entitled to exercise the Option: (i) with regard to all of such Common Shares that had previously become exercisable pursuant to Section 2 hereof; and (ii) in the event such employment is terminated by the Company pursuant to, and in accordance with, the provisions of Subsection 4(c) of the Employment Agreement, only, fifty (50%) percent of the Common Shares which had not, as of the date of any such termination, become exercisable; in each case, for a period of 90 days following the date of such termination, at which time such Option shall terminate; and the Option shall immediately expire as of the date of such termination with regard to all other Common Shares. In addition, and notwithstanding the foregoing, as provided in Section 2 hereof, the Option shall become fully exercisable (as to all Common Shares) upon your Disability (as defined in the Plan) or your death prior to the termination of your employment by the Company.

     For purposes of this Agreement, "Cause" shall mean any of the acts, occurrences and/or events more particularly set forth in Subsection 4(b) of the Employment Agreement.

     4. Method of Exercise and Payment. Exercise of the Option shall be by written notice, in a form substantially as attached to this Agreement as Schedule A, delivered or mailed to the Secretary of the Company at its principal office specifying the number of Common Shares as to which the Option is being exercised and identifying the Option by date of grant. Such notice shall be accompanied by the full amount of the Option exercise price for the Common Shares to be purchased in cash or by certified check or, if approved by the Compensation Committee, in its sole and absolute discretion, by delivery of your promissory note payable to the Company, or by delivery of whole Common Stock owned by you ("Optionee Stock") in full or partial payment of the exercise price. You will receive a credit against the purchase price of the Common Shares as to which the Option is being exercised equal to the Fair Market Value (as defined in the Plan) of such Optionee Stock as of the close of the business day immediately preceding the date of delivery of the notice of election to exercise the Option. Any Common Shares of Optionee Stock being delivered must be accompanied by a duly executed assignment to the Company, in blank, or with stock powers attached, together with a written representation that such Common Shares of Optionee Stock are owned by you, free and clear of all liens, claims and encumbrances, and such other representations as the Company shall reasonably determine. Only whole Common Shares of Optionee Stock with a Fair Market Value up to, but not exceeding, the Purchase Price of the Common Shares as to which the Option is being exercised will be accepted hereunder. Delivery of the Common Shares of Optionee Stock may be made at the office of the Company or at the offices of the transfer agent appointed for the transfer of the Common Stock of the Company.

     It shall be a condition to the Company's obligation to deliver Common Shares upon exercise of any portion of the Option that you pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise with respect to the Option.

     5. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of such Plan as if the same were fully set forth herein, and receipt of a copy of such Plan is hereby acknowledged. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.

     6. Shareholder Rights. You shall not be, nor have any of the rights or privileges of, a holder of Common Shares in respect of any Common Shares purchasable upon the exercise of the Option, including any rights regarding voting or payment of dividends, unless and until a certificate representing such Shares has been, or pursuant to the Plan is required to be, delivered to you.

     7. Non-Transferability. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution.

     8. Securities Law Requirements. You hereby acknowledge in the event the Registration Statement (pursuant to which the Common Shares have been registered under the Securities Act of 1933, as amended (the "Act") is not then effective, no Common Shares issuable upon the exercise of the Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Act and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery (collectively, the "Securities Laws"). Without limiting the foregoing, you hereby agree that you will not sell or transfer any Common Shares subject to the Option unless and until there shall have been full compliance, by you, with the Securities Laws.


     9. Miscellaneous. This Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees; (b) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES; and (c) may not be amended except in writing.

     It is your intent and that of the Company that this Non-Qualified Stock Option is not classified as an Incentive Stock Option and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

     To confirm your acceptance of the foregoing, please sign and return one copy of this Agreement to: Emerging Vision, Inc., 1500 Hempstead Turnpike, East Meadow, New York 11554.


                                            EMERGING VISION, INC.


                                            By:      /s/ George D. Papadopoulos
                                                     ---------------------------
                                                     George D. Papadopoulos,
                                                     Senior Vice President &
                                                     Chief Financial Officer

AGREED:


/s/ Robert Hillman
------------------
Robert Hillman

Date: 7/2/01

                                   EXHIBIT B


                      NON-QUALIFIED STOCK OPTION AGREEMENT


                              Emerging Vision, Inc.
                             1500 Hempstead Turnpike
                           East Meadow, New York 11554

                                                          Dated  As  Of:
                                                            July 2, 2001


Mr. Robert Hillman
c/o  Emerging Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York  11554

Dear Mr. Hillman:

     This Agreement confirms Emerging Vision, Inc.'s (the "Company") grant of a Non-Qualified Stock Option to you, effective as of July 2, 2001, under the Emerging Vision, Inc. 1995 Stock Incentive Plan (the "Plan"), upon the following terms and conditions:

     1. Grant of Option. Pursuant to the action of the Company's Compensation Committee, the Company hereby grants to you a Non-Qualified Stock Option (hereinafter referred to as the "Option") to purchase, subject to the terms and conditions hereinafter set forth, up to two hundred fifty thousand (250,000) shares of the Common Stock, par value $.01 per share (the "Common Stock") of the Company (the "Common Shares"), at a per share purchase price equal to the composite closing price of such Common Stock, as reported on Nasdaq, on the date hereof (the "Purchase Price"). The number of shares under the Option and the Purchase Price thereof shall be adjusted by the Committee, and you shall be entitled to such adjustment, upon the occurrence of any event described in
Section 2.4 of the Plan. An equitable adjustment shall be determined by the Committee in good faith.

     2. Times of Exercise and Term of the Option. Subject to the provisions of Paragraph 3 hereof, the Option shall be exercisable for all of the Common Shares which are subject to the Option, commencing on July 1, 2010; provided, however, that one-third (33 1/3%) of the Common Shares which are subject to the Option shall sooner vest, commencing as of August 31st of any year following the expiration of a fiscal year ending June 30th (a "Fiscal Year") during which the Company has achieved Net Income (as said term is hereinafter defined), for such Fiscal Year, of at least Two Million ($2,000,000) Dollars; an additional one-third (33-1/3%) of said Common Shares which are subject to the Option shall sooner vest, commencing as of August 31st of any year following the expiration of a Fiscal Year during which the Company has achieved Net Income, for such Fiscal Year, of at least Three Million ($3,000,000) Dollars; and the remaining one-third of said Common Shares which are subject to the Option shall sooner vest, commencing as of August 31st of any year following the expiration of a Fiscal Year during which the Company has achieved Net Income, for such Fiscal Year, of at least Four Million ($4,000,000) Dollars; and further provided, that all Common Shares with respect to which the Option is not then exercisable shall become fully exercisable upon the occurrence of either of the following events:
(i) Disability (as defined in the Plan); or (ii) if you die while you are still employed by the Company.

     For purposes of this Section 2, it is understood that the term, Net Income, as used herein, shall mean, with respect to any Fiscal Year, the consolidated net, pre-tax earnings of the Company and each of its subsidiaries, before depreciation, for such Fiscal Year, determined in accordance with GAAP, consistently applied, it being specifically understood that, in computing Net Income, there shall be excluded: (i) reversals of reserves (income) established in connection with the Company's discontinued operations; (ii) reversals of reserves (income) established in connection with allowances for doubtful accounts; (iii) non-cash charges related to the Company's issuance of equity securities (i.e. warrants and options); and (iv) non-cash gains (income) from sales of Company assets.

     If fewer than the number of Common Shares then available for purchase pursuant to the Option are purchased at any time under this Agreement, you may purchase the remaining Common Shares at any subsequent time during the term of the Option. The Option is for a term of ten (10) years and shall expire, in its entirety, on July 1, 2011 (the "Option Expiration Date"), subject to earlier termination as hereinafter provided. The Option may not be exercised for fractional shares.

     Notation of any partial exercise will be made by the Company on Schedule 1 annexed hereto.

     3. Vesting. If your employment with the Company is terminated for Cause (as hereinafter defined), the Option shall expire as to all then unexercised Common Shares from and after the date of such termination. Upon termination of your employment by the Company other than for Cause, you will be entitled to exercise the Option with regard to the Common Shares that had previously become exercisable pursuant to Section 2 hereof for a period of 90 days following the date of such termination, at which time such Option shall terminate; and the Option shall immediately expire as of the date of such termination with regard to all other Common Shares. In addition, and notwithstanding the foregoing, as provided in Section 2 hereof, the Option shall become fully exercisable (as to all Common Shares) upon your Disability (as defined in the Plan) or your death prior to the termination of your employment by the Company.

     For purposes of this Agreement, "Cause" shall mean any of the acts, occurrences and/or events more particularly set forth in Subsection 4(b) of that certain Employment Agreement, dated as of June 6, 2001, between the Company and you, to which this Agreement is attached as an Exhibit.

     4. Method of Exercise and Payment. Exercise of the Option shall be by written notice, in a form substantially as attached to this Agreement as Schedule A, delivered or mailed to the Secretary of the Company at its principal office specifying the number of Common Shares as to which the Option is being exercised and identifying the Option by date of grant. Such notice shall be accompanied by the full amount of the Option exercise price for the Common Shares to be purchased in cash or by certified check or, if approved by the Compensation Committee, in its sole and absolute discretion, by delivery of your promissory note payable to the Company, or by delivery of whole Common Stock owned by you ("Optionee Stock") in full or partial payment of the exercise price. You will receive a credit against the purchase price of the Common Shares as to which the Option is being exercised equal to the Fair Market Value (as defined in the Plan) of such Optionee Stock as of the close of the business day immediately preceding the date of delivery of the notice of election to exercise the Option. Any Common Shares of Optionee Stock being delivered must be accompanied by a duly executed assignment to the Company, in blank, or with stock powers attached, together with a written representation that such Common Shares of Optionee Stock are owned by you, free and clear of all liens, claims and encumbrances, and such other representations as the Company shall reasonably determine. Only whole Common Shares of Optionee Stock with a Fair Market Value up to, but not exceeding, the Purchase Price of the Common Shares as to which the Option is being exercised will be accepted hereunder. Delivery of the Common Shares of Optionee Stock may be made at the office of the Company or at the offices of the transfer agent appointed for the transfer of the Common Stock of the Company.

     It shall be a condition to the Company's obligation to deliver Common Shares upon exercise of any portion of the Option that you pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise with respect to the Option.

     5. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of such Plan as if the same were fully set forth herein, and receipt of a copy of such Plan is hereby acknowledged. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.

     6. Shareholder Rights. You shall not be, nor have any of the rights or privileges of, a holder of Common Shares in respect of any Common Shares purchasable upon the exercise of the Option, including any rights regarding voting or payment of dividends, unless and until a certificate representing such Shares has been, or pursuant to the Plan is required to be, delivered to you.

     7. Non-Transferability. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution.


     8. Securities Law Requirements. You hereby acknowledge in the event the Registration Statement (pursuant to which the Common Shares have been registered under the Securities Act of 1933, as amended (the "Act") is not then effective, no Common Shares issuable upon the exercise of the Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Act and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery (collectively, the "Securities Laws"). Without limiting the foregoing, you hereby agree that you will not sell or transfer any Common Shares subject to the Option unless and until there shall have been full compliance, by you, with the Securities Laws.

     9. Miscellaneous. This Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees; (b) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES; and (c) may not be amended except in writing.


     It is your intent and that of the Company that this Non-Qualified Stock Option is not classified as an Incentive Stock Option and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

     To confirm your acceptance of the foregoing, please sign and return one copy of this Agreement to: Emerging Vision, Inc., 1500 Hempstead Turnpike, East Meadow, New York 11554.


                                            EMERGING VISION, INC.


                                            By:      /s/ George D. Papadopoulos
                                                     ---------------------------
                                                     George D. Papadopoulos,
                                                     Senior Vice President &
                                                     Chief Financial Officer

AGREED:


/s/ Robert Hillman
-------------------
Robert Hillman

Date: 7/2/01